UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30,  2010

NEWPORT DIGITAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

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Nevada (State or other Jurisdiction of Incorporation or organization)	000-33251 (Commission File Number)	33-0903004 (IRS Employer I.D. No.)

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620 Newport Ctr Drive Suite 570

Newport Beach, CA  92660

949-644-1433

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

ITEM 3.02  Unregistered Sale of Equity Securities.

Between  January 19,2010 and June 30, 2010 the Company negotiated arrangements for the sale and private placement of 186,988,496 additional shares of its common stock to a total of 30  unaffiliated 3rd party Accredited Investors for cash, realizing $1,258,000 in gross proceeds from such sales, out of which a total of $125,800 was paid in private placement commissions to registered broker dealers who assisted with the private placement.  In addition the Company issued 3,739,768 shares in payment for consulting services rendered and without commission, to an outside consultant for the Company.  The Company is in the processing of issuing these shares, and all certificates will bear a private legend upon issuance.

As a result of this private placement, the Company's outstanding common shares will increase from 1,390,270,001 outstanding shares, to 1,580,998,265 outstanding shares,  upon the issuance of these private placement shares.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT DIGITAL TECHNOLOGIES, INC.

Dated: July 6, 2010

By:  Michael Lutton, Chief Executive Officer

/s/ Michael Luttion